UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2015

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kosty Gilis

On May 14, 2015, Kosty Gilis notified the Board of Directors (“Board”) of Allison Transmission Holdings, Inc. (the “Company”) that he was resigning as a director of the Company effective immediately. Mr. Gilis’ decision to resign was not as a result of any disagreement with the Company.

Resignation of Brian Bernasek

On May 14, 2015, Brian Bernasek notified the Board that he was resigning as a director of the Company and member of the Nominating and Corporate Governance Committee effective immediately. Mr. Bernasek’s decision to resign was not as a result of any disagreement with the Company.

Appointment of New Directors

On May 14, 2015, the Company issued press releases to announce that its Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Gregory P. Spivy and Marsha A. Mishler to serve as Class II members of the Company’s Board, each with terms to expire at the Company’s 2017 annual meeting of stockholders. The appointment of Mr. Spivy and Ms. Mishler fills the vacancies created by the resignations of Messrs. Bernasek and Gilis. Mr. Spivy and Ms. Mishler have not been appointed to serve on any committees of the Board at this time.

As non-employee directors, Mr. Spivy and Ms. Mishler will receive compensation in accordance with the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (“Policy”). (See the Policy filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 with the Securities and Exchange Commission (“SEC”) on April 28, 2015.) In addition, it is expected that Mr. Spivy and Ms. Mishler will execute the Company’s standard form of director indemnification agreement. (See the Form of Director Indemnification Agreement filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 16, 2011.) There are no related party transactions between the Company and Mr. Spivy or between the Company and Ms. Mishler. There was no arrangement or understanding pursuant to which Ms. Mishler was elected as a director.

As described in the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2014, the Company entered into a Cooperation Agreement (the “Agreement”) with VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and Gregory P. Spivy (collectively, the “ValueAct Group”). Under this Agreement, the Company agreed, at the ValueAct Group’s election, to appoint Mr. Spivy to the Company’s Board at any time before the 60th day prior to the Company’s 2016 annual meeting of stockholders. The ValueAct Group exercised its rights under the Agreement to have Mr. Spivy appointed to the Board.

A copy of the Company’s press releases announcing the appointment of Mr. Spivy and Ms. Mishler to the Board are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated May 14, 2015.

99.2	Press Release issued by Allison Transmission Holdings, Inc., dated May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 14, 2015

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated May 14, 2015.

99.2	Press Release issued by Allison Transmission Holdings, Inc., dated May 14, 2015.